Exhibit 99.1
MEDIAALPHA ANNOUNCES THIRD QUARTER 2024
FINANCIAL RESULTS
•Revenue of $259 million, up 247% year over year
•Transaction Value of $452 million, up 314% year over year
•Transaction Value from Property & Casualty up 766% year over year to $387 million
•Transaction Value from Health up 9% year over year to $56 million
Los Angeles, CA (October 30, 2024) – MediaAlpha, Inc. (NYSE: MAX), today announced its financial results for the third quarter ended September 30, 2024.
“Our third-quarter performance was excellent, as we achieved record results across all key metrics.” said MediaAlpha co-founder and CEO Steve Yi. “Our P&C insurance vertical once again exceeded our expectations as select carriers increasingly leveraged our marketplace to drive growth. Looking ahead, we are well positioned to deliver sustainable long-term growth and market share gains as the largest and most trusted customer acquisition partner in the insurance industry."
Third Quarter 2024 Financial Results
•Revenue of $259.1 million, an increase of 247% year over year;
•Transaction Value of $451.8 million, an increase of 314% year over year;
•Gross margin of 15.1%, compared with 16.5% in the third quarter of 2023;
•Contribution Margin(1) of 16.0%, compared with 20.2% in the third quarter of 2023;
•Net income was $11.9 million, compared with a net loss of $(18.7) million in the third quarter of 2023; and
•Adjusted EBITDA(1) was $26.3 million, compared with $3.6 million in the third quarter of 2023.

(1)A reconciliation of GAAP to Non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook
Our guidance for the fourth quarter of 2024 reflects a continuation of the recent trends in customer acquisition spending that we have seen in our P&C insurance vertical. As a result, we expect Transaction Value in our P&C insurance vertical to be flat to slightly up as compared to Q3 2024 levels, stronger than typical seasonal trends. We expect fourth quarter Transaction Value in our Health insurance vertical to be down mid-single digits year over year due to headwinds in Medicare.

For the fourth quarter of 2024, MediaAlpha currently expects the following:
•Transaction Value between $470 million - $495 million, representing a 192% year-over-year increase at the midpoint of the guidance range;
•Revenue between $275 million - $295 million, representing a 143% year-over-year increase at the midpoint of the guidance range;
•Adjusted EBITDA between $29.5 million and $32.5 million, representing a 144% year-over-year increase at the midpoint of the guidance range. We are projecting Contribution less Adjusted EBITDA to be approximately $0.5 - $1.0 million higher than in Q3 2024.
With respect to the Company’s projection of Adjusted EBITDA under “Financial Outlook,” MediaAlpha is not providing a reconciliation of Adjusted EBITDA to net income (loss) because the Company is unable to predict with reasonable certainty the reconciling items that may affect net income (loss) without unreasonable effort, including equity-based compensation, transaction expenses and income tax expense. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the corresponding GAAP measures for the applicable period.
For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information
MediaAlpha will host a Q&A conference call today to discuss the Company's third quarter 2024 results and its financial outlook for the fourth quarter of 2024 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the call will be available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com. To register for the webcast, click here. Participants may also dial-in, toll-free, at (800) 715-9871 or (646) 307-1963, with passcode 2616289. An audio replay of the conference call will be available following the call and available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com.

We have also posted to our investor relations website a letter to shareholders. We have used, and intend to continue to use, our investor relations website at https://investors.mediaalpha.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation our statement that we are well positioned to deliver sustainable long-term growth and market share gains as the largest and most trusted customer acquisition partner in the insurance industry, and our financial outlook for the fourth quarter of 2024. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K filed on February 22, 2024 and the Forms 10-Q filed on May 2, 2024 and August 1, 2024, and to be filed on or about October 31, 2024. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

Non-GAAP Financial Measures and Operating Metrics
This press release includes Adjusted EBITDA, Contribution, and Contribution Margin, which are non-GAAP financial measures. The Company also presents Transaction Value, which is an operating metric not presented in accordance with GAAP. See the appendix for definitions of Adjusted EBITDA, Contribution, Contribution Margin and Transaction Value, as well as reconciliations to the corresponding GAAP financial metrics, as applicable.
We present Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. Accordingly, we believe that Transaction Value, Adjusted EBITDA and Contribution Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Each of Transaction Value, Adjusted EBITDA and Contribution Margin has limitations as a financial measure and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

About MediaAlpha
We believe we are the insurance industry’s leading programmatic customer acquisition platform. With more than 1,200 active partners, we connect insurance carriers with online shoppers and generated more than 99 million consumer referrals in 2023. Our programmatic advertising technology over the last twelve months powered $1.2 billion in spend on brand, comparison, and metasearch sites across property & casualty insurance, health insurance, life insurance, and other industries. For more information, please visit www.mediaalpha.com.
Contacts:
Investors
Denise Garcia
Hayflower Partners
Denise@HayflowerPartners.com

MediaAlpha, Inc. and subsidiaries
Consolidated Balance Sheets
(Unaudited; in thousands, except share data and per share amounts)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$32,304	$17,271
Accounts receivable, net of allowance for credit losses of $1,027 and $537, respectively	126,814	53,773
Prepaid expenses and other current assets	2,936	3,529
Total current assets	162,054	74,573
Intangible assets, net	21,588	26,015
Goodwill	47,739	47,739
Other assets	4,729	5,598
Total assets	$236,110	$153,925
Liabilities and stockholders' deficit
Current liabilities
Accounts payable	$109,577	$56,279
Accrued expenses	14,202	11,588
Current portion of long-term debt	8,839	11,854
Total current liabilities	132,618	79,721
Long-term debt, net of current portion	155,811	162,445
Other long-term liabilities	7,302	6,184
Total liabilities	$295,731	$248,350
Commitments and contingencies
Stockholders' (deficit)
Class A common stock, $0.01 par value - 1.0 billion shares authorized; 55.1 million and 47.4 million shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	551	474
Class B common stock, $0.01 par value - 100 million shares authorized; 11.6 million and 18.1 million shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	116	181
Preferred stock, $0.01 par value - 50 million shares authorized; 0 shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	501,543	511,613
Accumulated deficit	(510,573)	(522,562)
Total stockholders' (deficit) attributable to MediaAlpha, Inc.	$(8,363)	$(10,294)
Non-controlling interest	(51,258)	(84,131)
Total stockholders' (deficit)	$(59,621)	$(94,425)
Total liabilities and stockholders' deficit	$236,110	$153,925

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Operations
(Unaudited; in thousands, except share data and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$259,133	$74,573	$564,056	$270,975
Costs and operating expenses
Cost of revenue	219,907	62,277	469,465	226,545
Sales and marketing	6,496	6,101	18,608	19,802
Product development	5,328	4,296	14,743	14,525
General and administrative	11,794	16,648	36,767	50,473
Total costs and operating expenses	243,525	89,322	539,583	311,345
Income (loss) from operations	15,608	(14,749)	24,473	(40,370)
Other (income) expense, net	(154)	(100)	(1,971)	1,165
Interest expense	3,562	3,947	11,158	11,397
Total other expense, net	3,408	3,847	9,187	12,562
Income (loss) before income taxes	12,200	(18,596)	15,286	(52,932)
Income tax expense	312	102	469	330
Net income (loss)	$11,888	$(18,698)	$14,817	$(53,262)
Net income (loss) attributable to non-controlling interest	2,406	(5,196)	2,828	(15,208)
Net income (loss) attributable to MediaAlpha, Inc.	$9,482	$(13,502)	$11,989	$(38,054)
Net income (loss) per share of Class A common stock
-Basic	$0.17	$(0.29)	$0.23	$(0.84)
-Diluted	$0.17	$(0.29)	$0.22	$(0.84)
Weighted average shares of Class A common stock outstanding
-Basic	54,909,772	46,229,672	52,293,622	45,095,417
-Diluted	54,909,772	46,229,672	66,087,041	45,095,417

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net income (loss)	$14,817	$(53,262)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity-based compensation expense	26,452	43,943
Non-cash lease expense	596	508
Depreciation expense on property and equipment	191	275
Amortization of intangible assets	4,827	5,188
Amortization of deferred debt issuance costs	569	597
Impairment of cost method investment	—	1,406
Credit losses	519	(220)
Tax receivable agreement liability adjustments	—	6
Changes in operating assets and liabilities:
Accounts receivable	(73,560)	27,167
Prepaid expenses and other current assets	547	3,059
Other assets	375	375
Accounts payable	53,298	(15,243)
Accrued expenses	2,712	1,138
Net cash provided by operating activities	$31,343	$14,937
Cash flows from investing activities
Purchases of property and equipment	(207)	(60)
Acquisition of intangible assets	(400)	—
Net cash (used in) investing activities	$(607)	$(60)
Cash flows from financing activities
Payments made for / proceeds received from:
Repayments on long-term debt	(10,172)	(7,125)
Contributions from QLH’s members	756	196
Distributions	(1,111)	(1,572)
Payments pursuant to tax receivable agreement	—	(2,822)
Shares withheld for taxes on vesting of restricted stock units	(5,176)	(2,900)
Net cash (used in) financing activities	$(15,703)	$(14,223)
Net increase in cash and cash equivalents	15,033	654
Cash and cash equivalents, beginning of period	17,271	14,542
Cash and cash equivalents, end of period	$32,304	$15,196

Key business and operating metrics and Non-GAAP financial measures
Transaction Value
We define “Transaction Value” as the total gross dollars transacted by our partners on our platform. Transaction Value is an operating metric not presented in accordance with GAAP, and is a driver of revenue based on the economic relationships we have with our partners. Our partners use our platform to transact via Open and Private Marketplace transactions. In our Open Marketplace model, revenue recognized represents the fees paid by our Demand Partners for Consumer Referrals sold and is equal to the Transaction Value and revenue share payments to our Supply Partners represent costs of revenue. In our Private Marketplace model, revenue recognized represents a platform fee billed to the Supply Partner based on an agreed-upon percentage of the Transaction Value for the Consumer Referrals transacted, and accordingly there are no associated costs of revenue. We utilize Transaction Value to assess the overall level of transaction activity through our platform. We believe it is useful to investors to assess the overall level of activity on our platform and to better understand the sources of our revenue across our different transaction models and verticals.

The following table presents Transaction Value by platform model for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2024	2023	2024	2023
Open Marketplace transactions	$253,016	$73,053	$546,949	$263,568
Percentage of total Transaction Value	56.0%	67.0%	55.1%	61.6%
Private Marketplace transactions	198,759	35,963	445,742	164,524
Percentage of total Transaction Value	44.0%	33.0%	44.9%	38.4%
Total Transaction Value	$451,775	$109,016	$992,691	$428,092

The following table presents Transaction Value by vertical for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2024	2023	2024	2023
Property & Casualty insurance	$387,451	$44,715	$777,521	$223,305
Percentage of total Transaction Value	85.8%	41.0%	78.3%	52.2%
Health insurance	55,615	51,210	179,980	161,450
Percentage of total Transaction Value	12.3%	47.0%	18.1%	37.7%
Life insurance	6,261	7,566	24,384	26,042
Percentage of total Transaction Value	1.4%	6.9%	2.5%	6.1%
Other(1)	2,448	5,525	10,806	17,295
Percentage of total Transaction Value	0.5%	5.1%	1.1%	4.0%
Total Transaction Value	$451,775	$109,016	$992,691	$428,092
(1)Our other verticals include Travel and Consumer Finance.

Contribution and Contribution Margin
We define “Contribution” as revenue less revenue share payments and online advertising costs, or, as reported in our consolidated statements of operations, revenue less cost of revenue (i.e., gross profit), as adjusted to exclude the following items from cost of revenue: equity-based compensation; salaries, wages, and related costs; internet and hosting costs; amortization; depreciation; other services; and merchant-related fees. We define “Contribution Margin” as Contribution expressed as a percentage of revenue for the same period. Contribution and Contribution Margin are non-GAAP financial measures that we present to supplement the financial information we present on a GAAP basis. We use Contribution and Contribution Margin to measure the return on our relationships with our supply partners (excluding certain fixed costs), the financial return on and efficacy of our online advertising costs to drive consumers to our proprietary websites, and our operating leverage. We do not use Contribution and Contribution Margin as measures of overall profitability. We present Contribution and Contribution Margin because they are used by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. For example, if Contribution increases and our headcount costs and other operating expenses remain steady, our Adjusted EBITDA and operating leverage increase. If Contribution Margin decreases, we may choose to re-evaluate and re-negotiate our revenue share agreements with our supply partners, to make optimization and pricing changes with respect to our bids for keywords from primary traffic acquisition sources, or to change our overall cost structure with respect to headcount, fixed costs and other costs. Other companies may calculate Contribution and Contribution Margin differently than we do. Contribution and Contribution Margin have their limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results presented in accordance with GAAP.
The following table reconciles Contribution with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Revenue	$259,133	$74,573	$564,056	$270,975
Less cost of revenue	(219,907)	(62,277)	(469,465)	(226,545)
Gross profit	$39,226	$12,296	$94,591	$44,430
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	405	1,012	2,654	2,959
Salaries, wages, and related	907	878	2,474	2,832
Internet and hosting	145	138	402	418
Other expenses	170	179	539	513
Depreciation	5	9	15	30
Other services	549	514	2,008	1,795
Merchant-related fees	75	11	217	14
Contribution	$41,482	$15,037	$102,900	$52,991
Gross margin	15.1%	16.5%	16.8%	16.4%
Contribution Margin	16.0%	20.2%	18.2%	19.6%

Adjusted EBITDA
We define “Adjusted EBITDA” as net income (loss) excluding interest expense, income tax benefit (expense), depreciation expense on property and equipment, amortization of intangible assets, as well as equity-based compensation expense and certain other adjustments as listed in the table below. Adjusted EBITDA is a non-GAAP financial measure that we present to supplement the financial information we present on a GAAP basis. We monitor and present Adjusted EBITDA because it is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of Adjusted EBITDA. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. In addition, presenting Adjusted EBITDA provides investors with a metric to evaluate the capital efficiency of our business.
Adjusted EBITDA is not presented in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. These limitations include the fact that Adjusted EBITDA excludes interest expense on debt, income tax benefit (expense), equity-based compensation expense, depreciation and amortization, and certain other adjustments that we consider to be useful to investors and others in understanding and evaluating our operating results. In addition, other companies may use other measures to evaluate their performance, including different definitions of “Adjusted EBITDA,” which could reduce the usefulness of our Adjusted EBITDA as a tool for comparison.
The following table reconciles Adjusted EBITDA with net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net income (loss)	$11,888	$(18,698)	$14,817	$(53,262)
Equity-based compensation expense	8,597	14,454	26,452	43,943
Interest expense	3,562	3,947	11,158	11,397
Income tax expense	312	102	469	330
Depreciation expense on property and equipment	65	87	191	275
Amortization of intangible assets	1,609	1,730	4,827	5,188
Transaction expenses(1)	(45)	5	1,172	553
Impairment of cost method investment	—	—	—	1,406
Contract settlement(2)	—	—	(1,725)	—
Changes in TRA related liability	—	—	—	6
Changes in Tax Indemnification Receivable	(84)	(20)	(86)	(48)
Settlement of federal and state income tax refunds	—	—	—	3
Legal expenses(3)	367	1,979	2,155	3,418
Reduction in force costs (4)	—	—	—	1,233
Adjusted EBITDA	$26,271	$3,586	$59,430	$14,442
(1)Transaction expenses consist of immaterial expenses and $1.2 million of legal and accounting fees incurred by us for the three and nine months ended September 30, 2024, respectively, in connection with resale registration statements filed with the SEC. For the three and nine months ended September 30, 2023, transaction expenses consist of immaterial expenses and $0.6 million of legal and accounting fees, respectively, in connection with the amendment to the 2021 Credit Facilities, the tender offer filed by the Company's largest shareholder in May 2023, and a resale registration statement filed with the SEC.
(2)Contract settlement consists of $1.7 million of income for the nine months ended September 30, 2024 recorded in connection with a one-time contract termination fee received from one of our supply partners in the Health and Life insurance verticals that ceased operations during the nine months ended September 30, 2024.
(3)Legal expenses of $0.4 million and $2.2 million for the three and nine months ended September 30, 2024, respectively, and $2.0 million and $3.4 million for the three and nine months ended September 30, 2023, respectively, consist of legal fees incurred in connection with the civil investigative demand received from the Federal Trade Commission in February 2023 and costs associated with a legal settlement unrelated to our core operations during the nine months ended September 30, 2023.
(4)Reduction in force costs for the nine months ended September 30, 2023 consist of $1.2 million of severance benefits provided to the terminated employees in connection with the RIF Plan. Additionally, equity-based compensation expense includes $0.3 million of charges related to the RIF Plan for the nine months ended September 30, 2023.